Exhibit 4.1

No. ___

CUSIP No. 055299 AL5

ISIN No. US055299AL58

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.

BBVA U.S. SENIOR, S.A. UNIPERSONAL

GLOBAL SECURITY

representing up to $_______________

Fixed Rate Senior Notes due 2015

BBVA U.S. SENIOR, S.A. UNIPERSONAL, a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $_______________ on October 9, 2015 or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Company further unconditionally promises, subject to paragraph 2(b) of the Terms and Conditions of the Securities referred to below, to pay interest in arrears on April 9 and October 9 of each year (each an “Interest Payment Date”), commencing April 9, 2013, and at maturity or redemption, on said principal sum at the rate of 4.664% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including October 10, 2012 until payment of said principal sum has been made or duly provided for. The interest payable on any such April 9 and October 9 will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to Cede & Co., or registered assigns at the end of the close of business on the Regular Record Date for such interest which shall be the 15th calendar day next preceding the date on which interest is to be paid, whether or not such day is a Business Day. A “Business Day” is a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City and on which the TARGET2 system is open.

This being the Global Security of a series (as defined in the Indenture referred to on the reverse hereof) deposited with DTC acting as depositary, and registered in the name of Cede & Co., a nominee of DTC, Cede & Co., as holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds.

Payment of interest (including Additional Amounts) on Global Securities will be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the DTC with a bank in New York City.

Such payment shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The Company hereby irrevocably undertakes to the holder hereof to exchange this Global Security in accordance with the terms of the Indenture without charge upon request of such holder for Securities of the same series upon delivery hereof to the Trustee together with any certificates, letters or writings required in Section 3.03 of the Indenture.

This Security is fully and unconditionally guaranteed by the Guarantor (as defined on the reverse hereof) as set forth in the Guarantee dated October 10, 2012, executed by the Guarantor to the Trustee (as defined on the reverse hereof) for the benefit of the holders of the Securities. A counterpart of the Guarantee is endorsed on the reverse side hereof.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

Reference is made to the further provisions set forth under the Terms and Conditions of the Global Security endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory for any purpose until the certificate of authentication of this Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 10, 2012

BBVA U.S. SENIOR, S.A. UNIPERSONAL

By:
Name: Juan Isusi Garteiz Gogeascoa
Title: Director

CERTIFICATE OF AUTHENTICATION

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated: October 10, 2012

The Bank of New York Mellon, as Trustee

By:
Authorized Officer

TERMS AND CONDITIONS OF THE SECURITIES

1. General. (a) This Security is one of a duly authorized issue of a series of debt securities of the Company, designated as its Fixed Rate Senior Notes due 2015 (the “Securities”), limited to the aggregate principal amount of $2,000,000,000 (except as otherwise provided below) and issued or to be issued pursuant to an Indenture (as supplemented from time to time, the “Base Indenture”) dated as of June 28, 2010 among the Company, Banco Bilbao Vizcaya Argentaria, S.A. (together with its successors and permitted assigns under the Indenture, the “Guarantor”) and The Bank of New York Mellon, as trustee (together with any successor Trustee under the Indenture, the “Trustee”), as supplemented by a supplemental indenture dated October 10, 2012 among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Bank of New York Mellon has also entered into a Paying Agency Agreement among the Company, the Guarantor and The Bank of New York Mellon dated October 10, 2012. The terms and conditions of the Indenture shall have effect as if incorporated herein. Capitalized terms that are not defined herein shall have the meaning assigned to them in the Indenture. The holders of the Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in New York City.

(b) The Securities are direct, unconditional and unsecured obligations of the Company. The Securities are fully and unconditionally guaranteed by the Guarantor pursuant to the terms of the guarantee (the “Guarantee”) dated October 10, 2012 (a counterpart of which is endorsed hereon) as to the payment of principal (and premium, if any), interest, payments to sinking funds (if applicable), Additional Amounts and any other amounts of whatever nature which may become payable under any of the foregoing or under the Indenture.

(c) The Securities will initially be sold in the form of one or more global certificates representing the notes in fully registered form without interest coupons (each a “Global Security” and, together with any securities issued in definitive form pursuant to the Indenture (each a “Security”), the “Securities”) deposited with The Bank of New York Mellon as custodian for The Depository Trust Company (“DTC”). The Securities will not be issued in bearer form. The Securities, and transfers thereof, shall be registered as provided in Section 3.06 of the Indenture. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company, Guarantor and the Trustee as the absolute owner of such Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Payments and Paying Agencies. (a) All payments on the Securities shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(b) (i) Principal of this Security and interest due at maturity will be payable against surrender of such Security at the Corporate Trust Office of the Trustee in New York City in immediately available funds by a U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the registered Holder with, a bank located in the United States.

(ii) Payment of interest (including Additional Amounts) on this Security will be made to the persons in whose name such Security is registered at the end of the close of business on the Regular Record Date, which shall be the end of the 15th calendar day next preceding the date on which interest is to be paid whether or not such day is a Business Day, notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to the Record Date and before such interest payment date.

Any interest on and any Additional Amounts with respect to the Securities which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Securities (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below:

(A) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security shall be registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or before the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days before the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holders (or holders of a predecessor security of their Securities) at their addresses as they appear in the Security Register not less than ten days before such Special Record Date. The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

(B) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(c) Interest shall be computed on the basis of a 360-day year of 12 30-day months.

3. Additional Amounts; Redemption for Taxation or Listing Reasons; Optional Redemption.

(a) Any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) imposed or levied by or on behalf of the Kingdom of

Spain (the “Taxing Jurisdiction”) or any political subdivision or authority thereof or therein having the power to tax unless such withholding or deduction is required by law. In that event, the Company will pay to the Holder such Additional Amounts in respect of principal, premium, if any, interest, if any, and sinking fund payments, if any, as may be necessary in order that the net amount paid to the Holder of such Security or to the Trustee or any Paying Agent, as the case may be, under the Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, as specified in the Security to which such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(i) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant depository;

(ii) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment;

(iii) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of that Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(v) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

For the purposes of (ii) above, the “Relevant Date” means, in respect of any payment, the date on which any payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with the Indenture.

(b) All (but not less than all) of the Securities may be redeemed at their principal amount, together with accrued interest, if any, thereon to the redemption date in accordance with the terms of Article 11 of the Indenture at the option of the Company if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the issue date of the Securities, either (i) it is determined by the Company or the Guarantor that in making payment under the Securities or the Guarantee, the Company or the Guarantor, as the case may be, would become obligated to pay Additional Amounts with respect thereto as a result of any Taxes imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain and which obligation cannot be avoided by the Company or the Guarantor taking measures available to it without unreasonable cost or expense, or (ii) the Guarantor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium or interest in respect of the Securities and the Guarantor cannot avoid this obligation without unreasonable cost or expense (excluding the assumption of the Company’s obligations under the Securities by the Guarantor or a Subsidiary of the Guarantor); provided that no such notice to the Trustee of the redemption shall be given earlier than 60 days before the earliest date on which the Company or the Guarantor, as the case may be, would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities or the Guarantee then due.

Before any notice of redemption of the Securities pursuant to this paragraph, the Company or the Guarantor shall provide the Trustee with an Officer’s Certificate of the Guarantor stating that the Company or the Guarantor is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this paragraph have been satisfied and an Opinion of Counsel to the effect that the Company or the Guarantor, as the case may be, has or will become obliged to make such withholding or deduction or to pay such additional amounts as a result of such change or amendment.

(c) If the Securities are not listed on an organized market in an OECD country no later than 45 days before the initial Interest Payment Date on such Securities, the Company or the Guarantor, as the case may be, may, at its election and having given no less than 15 days’ notice to the Holders, redeem all of the outstanding Securities at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date; provided that from and including the issue date of such Securities to and including such Interest Payment Date, the Company will use its reasonable efforts to obtain or maintain such listing, as applicable. In the event of an early redemption of the Securities for the reasons set forth in the preceding sentence, the Company or the Guarantor, as the case may be, will be required to withhold tax and will pay interest in respect of the principal amount of the Securities redeemed net of the Spanish withholding tax applicable to such payments. If this were to occur, beneficial owners would have to follow the direct refund from Spanish tax authorities procedures set forth in Annex A to the prospectus supplement dated October 4, 2012 relating to the Securities (the “Prospectus Supplement”) to apply directly to the Spanish authorities for any refund to which they may be entitled.

(d) The Securities will be subject to redemption at any time, as a whole or in part, at the election of the Company at a redemption price which is equal to the greater of: (i) 100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such Securities; and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon (exclusive of interest accrued thereon to the redemption date) discounted to the redemption date of the Securities being redeemed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points for the Securities being redeemed, plus accrued and unpaid interest on the principal amount of such Securities (or any portion thereof) being redeemed to, but excluding, the redemption date of the Securities (or any portion thereof) being redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company and the Guarantor.

“Reference Treasury Dealer” means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective affiliates or their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company and the Guarantor will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company and the Guarantor.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of such Securities to be redeemed is less than one year, the weekly average yield on actually traded United States

Treasury securities adjusted to a constant maturity of one year, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

4. Certain Covenants of the Company and the Guarantor. The Indenture contains certain covenants of the Company and the Guarantor, including covenants as to the payment of principal of and interest (including Additional Amounts) on the Securities, the maintenance of offices for payments and the appointment to fill a vacancy in the office of Trustee.

5. Events of Default. Each of the following events shall constitute an “Event of Default” under this Security (whatever the reason for any such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of the principal of any Security when due and payable at its Maturity and such default is not remedied within 14 days; or

(b) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of any interest on or any Additional Amounts payable in respect of any Security when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 21 days; or

(c) default by the Company, or the Guarantor pursuant to the Guarantee in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a Security and such default is not remedied in 30 days; or

(d) default in the performance, or breach, of any covenant or warranty of (i) the Company under the Indenture or the Securities or (ii) the Guarantor in the Indenture or the Guarantee (other than a covenant or warranty default in the performance or breach of which is elsewhere in this paragraph 5 specifically dealt with or which has been expressly included in the Indenture solely for the benefit of a series of notes other than the Securities), and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by any Holder or the Holders of any Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

(e) any Capital Markets Indebtedness (as defined below) of either the Company or the Guarantor individually, or any guarantee by either the Company or the Guarantor of any Capital Markets Indebtedness of any other person, in each case where the principal amount of such Capital Markets Indebtedness is in any case in excess of U.S.$50,000,000 (or its equivalent in another currency or other currencies), is not (in the case of Capital Markets Indebtedness) paid when due (after the longer of 30 days after the due date and any applicable grace period therefor) or becomes prematurely due and payable following a default on the part of the Company or the Guarantor or otherwise in respect of such Capital Markets Indebtedness, or (in the case of a guarantee) is not honored when due (after the longer of 30 days after the due date and any applicable grace period therefor); or

(f) an order of any competent court or administrative agency is made or any resolution is passed by the Company for the winding-up or dissolution of the Company (other than for the purpose of an amalgamation, merger or reconstruction approved by Act (as defined in paragraph 7 herein) of the Holders); or

(g) an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against the Guarantor or an order is made or a resolution is passed for the dissolution or winding up of the Guarantor (except (i) in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by Act (as defined in paragraph 7 herein) of the Holders or (ii) where the entity resulting from any such reconstruction or merger or amalgamation is a Financial Institution (entidad de crédito according to article 1-2 of Real Decreto Legislativo 1298/1986 dated 28 June 1986, as amended and restated) and will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investors Services or Fitch Ratings Ltd equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately before such reconstruction or merger or amalgamation); or

(h) the Company or the Guarantor is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by the Company or the Guarantor to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings in relation to the Company or the Guarantor or of a substantial part of the assets of either of them (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days); or

(i) the Company or the Guarantor stops payment of its debts generally; or

(j) the Company (except for the purpose of an amalgamation, merger or reconstruction approved by Act (as defined in paragraph 7 herein) of the Holders) or the Guarantor (except (i) for the purpose of an amalgamation, merger or reconstruction approved as specified in the Indenture or (ii) where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of the Guarantor immediately before such amalgamation, merger or reconstruction) ceases or threatens to cease to carry on the whole or substantially the whole of its business; or

(k) a holder of a security interest takes possession of the whole or any substantial part of the assets or business of the Company or the Guarantor or an application is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to the Company or the Guarantor or in relation to the whole or any substantial part of the business or assets of the Company or the Guarantor, or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of the Company or the Guarantor and is not discharged within 30 days; or

(l) the Guarantee with respect to the Securities ceases to be, or is claimed by the Guarantor not to be, in full force and effect.

For the purpose of Paragraphs (h), (j) and (k) a report by the external auditors from time to time of the Company or the Guarantor, as the case may be, as to whether any part of the business or assets of the Company or the Guarantor is “substantial” shall, in the absence of manifest error, be conclusive.

“Capital Markets Indebtedness” means any borrowing or other Indebtedness of any person (other than Project Finance Indebtedness) which is in the form of or represented by any bonds, notes, depositary receipts or other securities for the time being quoted or listed, with the agreement of the Company and/or the Guarantor, on any stock exchange.

“Indebtedness”, with respect to any Person, means Indebtedness for Borrowed Money or for the unpaid purchase price of real or personal property of, or guaranteed by, such Person.

“Indebtedness for Borrowed Money” means any moneys borrowed, liabilities in respect of any acceptance credit, note or bill discounting facility, liabilities under any bonds, notes, debentures, loan stock, securities or other indebtedness by way of loan capital and which have a stated maturity of or which by their terms are capable of being extended for a period of more than one year.

“Project Finance Indebtedness” means any present or future Indebtedness incurred to finance the ownership, acquisition, development and/or operation of an asset, whether or not an asset of the Company or the Guarantor, in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower (whether or not the Company or the Guarantor) is entitled to have recourse solely to such asset and revenues generated by the operation of, or loss or damage to, such asset.

6. Modifications and Amendments. (a) With the consent, as evidenced in an Act (as defined in paragraph 7 herein) of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, modifications and amendments to the Indenture and hereto may be made by execution of a supplemental indenture, as provided in the Indenture, and future compliance therewith and herewith or, before declaration of maturity of the Securities, past default by the Company or the Guarantor may be waived, with the consent, as evidenced in an Act (as defined in paragraph 7 herein) of Holders representing at least a majority in aggregate principal amount of the Securities at the time Outstanding; provided, however, that no such modification, amendment or waiver shall, without the consent of the Holder of each such Security affected thereby,

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof, or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act (as defined in paragraph 7 herein), on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, before to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company or the Guarantor to pay Additional Amounts pursuant to Section 10.04 of the Indenture (except as contemplated by Section 3.08 of the Indenture and permitted by Sections 8.03 and 9.01(a) of the Indenture), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 5.04 of the Indenture, or change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13 of the Indenture, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of Section 9.02 of the Indenture or any waiver of past default by the Holders, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(iv) change in any manner adverse to the interests of the Holders, of Outstanding Securities of any series the terms and conditions of the obligations of the Company or the Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof (including in each case Additional Amounts payable under the Guarantee).

7. Syndicate of Holders, Meetings. (a) The Holders of Securities shall meet in accordance with the regulations governing the Syndicate of Holders of Securities (the “Regulations”). The Regulations contain the rules governing the functioning of the Syndicate (as defined below) and the rules governing its relationship to the Company and are attached to the Spanish deed of issuance (escritura de emisión) with respect to the Securities. By purchasing a Security, the Holder of that Security is deemed to agree to membership in the Syndicate in respect of the Securities and, if such Holder purchased the Security before the record date for the first meeting of the Syndicate, to have granted full power and authority to the Trustee with respect to the Securities to act as its proxy to vote at the first meeting of the Syndicate of Holders of the Securities in favor of ratifying the Regulations in respect of the Syndicate, the designation and appointment of the Trustee as Commissioner (as defined below) of the Syndicate and the actions of the Commissioner performed before such first meeting of the Syndicate. The Commissioner is the chairperson and the legal representative of the Syndicate.

(b) Except as otherwise provided under the Indenture, the Regulations or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by Holders of Securities shall be given or taken only by resolution duly adopted in accordance with the Indenture and the Regulations governing the Syndicate of Holders of Securities at a meeting of such Syndicate duly called and held in accordance with the Regulations, which resolution as so adopted is referred to as the “Act” of the Holders.

Nothing in the Regulations or duties of the Commissioner will limit or restrict the ability of the Trustee to perform its duties as Trustee under the Indenture, and in the event of conflict, the Indenture and the obligations of the Trustee will control and prevail.

“Syndicate” means the syndicate (sindicato) constituted of all Holders at any particular time, as provided in and governed by the Regulations applicable to the Securities and Title XI, Chapter IV of the Spanish Companies Act (Ley de Sociedades de Capital).

“Commissioner” means the commissioner (comisario) of the Syndicate related to the Securities, as provided in the Regulations applicable to the Securities and Section 427 of the Spanish Companies Act (Ley de Sociedades de Capital), and shall be The Bank of New York Mellon with respect to the Securities until a successor Trustee shall have become such with respect to the Securities pursuant to the Indenture applicable to the Securities, and thereafter shall be each Person who is then Trustee with respect to the Securities.

8. Replacement; Exchange and Transfer of Securities. (a) In case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered Holder thereof and subject to Section 3.07 of the Indenture, the Company shall execute, the Guarantor shall endorse a Guarantee on and the Trustee shall authenticate and deliver a new Security containing identical terms and of like principal and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Company, the Guarantor and the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them and any agent of the Company, the Guarantor or the Trustee harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Company, will pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) The Securities are issuable only in registered form and without coupons. Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Security or Securities may be exchanged for an equal aggregate principal amount of Securities in different authorized denominations by surrender of such Security or Securities at the Corporate Trust Office of the Trustee in New York City or at the office of a transfer agent, together with a written request for the exchange.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Security may be transferred in whole or in a smaller authorized denomination by the Holder or Holders surrendering the Security for transfer at the Corporate Trust Office of the Trustee in New York City or at the office of a transfer agent accompanied by an executed instrument of assignment and transfer. The registration of transfer of the Securities will be made by the Trustee in New York City.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to the foregoing provisions, except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or other expenses that may be imposed in relation thereto, will be borne by the Company.

(e) The Company may decline (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.03 of the Indenture and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10. Paying Agent; Transfer Agent; Registrar. The Company hereby initially appoints the Paying Agent, transfer agent and Security Registrar listed at the foot of this Security. The Company may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment thereof; provided that while the Securities are Outstanding the Company will maintain offices or agencies for the payment of principal of and interest (including Additional Amounts) on this Security as herein provided in New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent, transfer agent or Security Registrar will act will be promptly given in the manner described in paragraph 12 hereof.

11. Enforcement. Except as provided in Section 5.07 of the Indenture, no Holder of any Security shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, (b) the Holders of not less than 25% in principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Outstanding Securities.

12. Notices. Where the Indenture or the Regulations provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In addition to the foregoing, notice of any meeting of Holders of Securities shall be given in accordance with Section 1.04(c) of the Indenture and the Regulations of the Syndicate.

In addition, the Company shall cause any publications of such notices as may be required from time to time by applicable Spanish law.

13. Prescription. All claims made against the Company or the Guarantor for payment of principal of, or interest (including Additional Amounts) on, or in respect of, the Securities shall become void unless made within ten years (in the case of principal) and five years (in the case of interest (including Additional Amounts)) from the later of (a) the date on which such payment first became due and (b) if the full amount payable has not been received by the Trustee in New York City on or before such due date, the date on which the full amount is so received.

14. Authentication. This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by the Authenticating Agent.

15. Governing Law; Jurisdiction; Service of Process. (a) This Security shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Securities and paragraph 7(a) shall be governed by and construed in accordance with Spanish law. The Regulations of each Syndicate and the duties of and all other matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.

(b) In the Indenture, each of the Company and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York over any suit or proceeding arising out of or relating to the Indenture, any Security or the Guarantee. In addition, each of the Company and the Guarantor has irrevocably waived, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding brought in such courts. Notwithstanding the foregoing, any suit or proceeding arising out of or relating to the Guarantee may also be brought in the courts of Madrid, Spain.

(c) As long as any of the Securities remains outstanding, each of the Company and the Guarantor will at all times have an authorized agent in New York City upon which process may be served in any suit or proceeding arising out of or relating to the Indenture, the Guarantee or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company or the Guarantor shall to the extent permitted by law be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Company and the Guarantor has appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch as its agent for such purpose, and has covenanted and agreed that service of process in any suit or proceeding may be made upon it at the office of such agent at Banco Bilbao Vizcaya Argentaria, S.A., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, U.S.A. (or at such other address or at the office of such other authorized agent as the Company or the Guarantor may designate in accordance with Section 1.16 of the Indenture).

16. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

17. Assumption of the Securities. The Guarantor or any controlled subsidiary of the Guarantor may assume the obligations of the Company under the Securities without the consent of the Holders of the Securities. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged. Any Securities so assumed, except if assumed by the Guarantor, will have the benefit of the Guarantee. In the event of such an assumption, Additional Amounts under the Securities will be payable in respect of taxes imposed by the assuming corporation’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts in respect of taxes imposed by the Taxing Jurisdiction or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) on payments of interest or principal made on or subsequent to the date of such assumption. Additional Amounts with respect to payments of interest or principal due before the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. The Guarantor or the Controlled Subsidiary thereof that assumes the obligations of the Company in such cases will also be entitled to redeem the Securities in the circumstances described in paragraph 3(b) hereof with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such jurisdiction, which change or amendment must occur subsequent to the date of any such assumption if the assuming entity is not incorporated or tax resident in the Kingdom of Spain. In the event of any such assumption, all obligations of the Company under the Securities shall immediately be discharged.

18. Descriptive Headings. The descriptive headings appearing in these terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

All capitalized terms used in this Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture.

TRUSTEE, PAYING AGENT, TRANSFER AGENT

AND REGISTRAR

Trustee

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

and

The Bank of New York Mellon London Branch

One Canada Square,

London E14 5AL

United Kingdom

Paying Agent, Transfer Agent and Security Registrar

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

and

The Bank of New York Mellon London Branch

One Canada Square,

London E14 5AL

United Kingdom

GUARANTEE

THIS GUARANTEE is made on October 10, 2012 by Banco Bilbao Vizcaya Argentaria, S.A. (the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed) in favor of the Holder of the Security upon which this Guarantee is endorsed (“this Security”). This Guarantee is issued subject to the provisions of the Indenture dated June 28, 2010 among BBVA U.S. Senior, S.A. Unipersonal, the Guarantor and The Bank of New York Mellon, as trustee, as supplemented from time to time (the “Indenture”), and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions. Terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

(a) Guarantee. The Guarantor irrevocably and unconditionally guarantees to each Holder of this Security, and to the Trustee on behalf of each such Holder, that, if for any reason, the Company does not pay any sum payable by it to such Holder in respect of this Security as specified in this Security (including any principal of (and premium, if any) and interest on this Security, payments to sinking funds (if applicable), Additional Amounts or any other amounts of whatever nature which may become payable under any of the foregoing or under the Indenture) as and when the same shall become due under any of the foregoing, the Guarantor will pay to such Holder, or to the Trustee for the account of such Holder, on demand the amount payable by the Company to such Holder.

(b) Guarantor as Principal Debtor. Without affecting the Company’s obligations, the Guarantor will be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (i) any time, indulgence, waiver or consent at any time given to the Company or any other person, (ii) any amendment to any of the Security, the Indenture or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the Company or any other person for payment, (iv) the enforcement or absence of enforcement of any of the Security, the Indenture or of any security or other guarantee or indemnity, (v) the release of any such security, guarantee or indemnity, (vi) the dissolution, amalgamation, reconstruction, merger or reorganization of the Company or any other Person, (vii) the sale or conveyance of the property of the Company or the Guarantor as an entirety or substantially as an entirety to any other Person or (viii) the illegality, invalidity or unenforceability of or any defect in any provision of any of the Security or the Indenture or any of the Company’s obligations under any of them).

(c) Guarantor’s Obligations Continuing. The Guarantor’s obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable under any Security or the Indenture. Furthermore, these obligations of the Guarantor are complementary to, and not instead of, any security or other guarantee or indemnity at any time existing in favor of a Holder, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever, as well as diligence, presentment, demand of payment, filing of claims with a court in the event of merger of bankruptcy of the Company, protest and any right to require a proceeding first against the Company.

(d) Repayment to the Company. If any payment received by a Holder is, on the subsequent liquidation or insolvency of the Company, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at all times remained owing by the Company.

(e) Indemnity. As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under this Security or the Indenture but which is for any reason (whether or not now known or becoming known to the Company, the Guarantor or any Holder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Holder on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Guarantee, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by any Holder.

(f) Status of Guarantee. The payment obligations of the Guarantor under this Guarantee constitute direct, unconditional and unsecured obligations of the Guarantor and will at all times rank pari passu among themselves and pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

(g) Withholding or Deduction. All payments by the Guarantor under this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Kingdom of Spain, or any political sub-division thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such Additional Amounts as may be necessary in order that the net amounts received by each Holder after such withholding or deduction shall equal the respective amounts which would have been received by them in the absence of the withholding or deduction; except that no additional amounts shall be payable with respect to any Security:

(i) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security or the mere crediting of the Security to its securities account with the relevant depository; or

(ii) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that a Holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(iii) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or the beneficial owner of that Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge; or

(iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or

(v) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

Additional amounts will also not be paid with respect to any payment to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the Holder.

For the purposes of (ii) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.

(h) Power to Execute. The Guarantor hereby warrants, represents and covenants with the Holder of this Security that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Guarantee, and that this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

(i) Subrogation. The Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on (including Additional Amounts, if any, on) and all other amounts which may be payable under this Security shall have been paid in full.

(j) Governing Law and Submission to Jurisdiction. This Guarantee is governed by, and shall be construed in accordance with, Spanish law.

The Guarantor irrevocably agrees for the benefit of each Holder that the courts of Madrid, Spain, are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceedings arising out of or in connection with this Guarantee (together referred to as “Proceedings”) may be brought in the courts of Madrid, Spain. Notwithstanding the foregoing, any Proceeding may also be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.

The Guarantor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of Madrid, Spain, and irrevocably agrees that a final judgment in any Proceedings brought in the courts of Madrid, Spain, shall be conclusive and binding upon the Guarantor and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS WHEREOF, this Guarantee has been manually executed on behalf of the Guarantor.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name: Erik Schotkamp
Address:
Date: October 10, 2012